EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-206296, 333-129267 and 33-46964 on Form S-8 of our report dated June 27, 2025, relating to the financial statements and supplemental schedule of Merit Medical Systems, Inc. 401(k) Profit Sharing Plan appearing in this Annual Report on Form 11-K of Merit Medical Systems, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

June 27, 2025